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                           PARTICIPATION AGREEMENT

                                By and Among

                    OPPENHEIMER VARIABLE ACCOUNT FUNDS,

                THE LINCOLN NATIONAL LIFE INSURANCE COMPANY

                                    and

                          OPPENHEIMERFUNDS, INC.

                THIS AGREEMENT, made and entered into as of the 13th day of

September, 1999 by  and among The Lincoln National Life Insurance Company, an

Indiana corporation (hereinafter the "Company") on its own behalf and on behalf of each separate account of the Company named in Schedule 1 to this

Agreement, as may be amended from time to time by mutual consent (each account referred to as an "Account"), Oppenheimer Variable Account Funds, an

open-end diversified management investment company organized under the laws of the State of  Massachusetts (hereinafter the "Fund") and OppenheimerFunds,

Inc., a Colorado Corporation (hereinafter the "Adviser").

                WHEREAS, the Fund engages in business as an open-end

management investment company and was established for the purpose of serving as the investment vehicle for separate accounts established for variable life insurance policies and variable annuity contracts to be offered by insurance companies (hereinafter "Participating Insurance Companies"); and

                WHEREAS, beneficial interests in the Fund are divided into several series of shares, each representing the interest in a particular managed portfolio (collectively the "Portfolios") of securities and other assets (the Portfolios covered by this Agreement are specified in Schedule 2 attached hereto,  as may be amended from time to time by mutual consent); and

                WHEREAS, the Fund has obtained an order from the Securities and Exchange Commission (alternatively referred to as the "SEC" or the

"Commission"), dated July 16, 1986 (File No. 812-

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6234), granting Participating Insurance Companies and variable annuity and variable life insurance separate accounts exemptions from the provisions of sections 9(a), 13(a), 15(a), and 15(b) of the Investment Company Act of 1940,

as amended, (hereinafter the "1940 Act") and Rules 6e-2(b)(15) and

6e-3(T)(b)(15) thereunder, to the extent necessary to permit shares of the

Fund to be sold to and held by variable annuity and variable life insurance separate accounts of both affiliated and unaffiliated life insurance companies (hereinafter the "Mixed and Shared Funding Exemptive Order"); and

                WHEREAS, the Fund is registered as an open-end management

investment company under the 1940 Act and its shares are registered under the

Securities Act of 1933, as amended (hereinafter the "1933 Act"); and

                WHEREAS, the Adviser is registered as an investment adviser under the Investment Advisers Act of 1940 and serves as the investment adviser to the Fund;

                WHEREAS, the Company has registered or will register certain variable annuity and/or life insurance contracts (hereinafter "Contracts")

under the 1933 Act (unless an exemption from registration is available); and

                WHEREAS, the Account is a duly organized, validly existing segregated asset account, established pursuant to  resolution of the Board of

Directors of the Company under the insurance laws of the State of Indiana, to set aside and invest assets attributable to the Contracts. (The Contract(s)

and the Account(s) covered by the Agreement are specified in Schedule 1 attached hereto, as may be amended from time to time by mutual consent); and

                WHEREAS, the Company has registered each Account as a unit investment trust under the 1940 Act (unless an exemption from registration is available); and

                WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company intends to purchase shares in the Portfolios named in Schedule 2 on behalf of one or more Accounts

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to fund certain of the Contracts named in Schedule 1 and the Fund is authorized to sell such shares to unit investment trusts such as the Accounts at net asset value;

                NOW, THEREFORE, in consideration of their mutual promises, the

Fund, the Adviser and

the Company agree as follows:

ARTICLE I. PURCHASE AND REDEMPTION OF FUND SHARES

                1.1.  The Fund agrees to sell to the Company those shares of the Fund which the Company orders on behalf of the Account, executing such orders on a daily basis at the net asset value next computed after receipt by the Fund or its designee of the order for the shares of the Fund.  For purposes of this Section 1.1, the Company shall be the designee of the Fund for receipt of such orders from each Account and receipt by such designee shall constitute receipt by the Fund; provided that the Fund receives written

(or facsimile) notice of such order on the next following Business Day by no later than 10:30 A.M. New York time; however, the Company undertakes to use its best efforts to provide such notice to the Fund by no later than 10:00

A.M. New York time.  The Fund will confirm receipt of each order to the

Company by 1:00 P.M. New York time on the date of receipt by telecopier or

electronic mail.   "Business Day" shall mean any day on which the New York

Stock Exchange is open for trading and on which the Fund calculates its net asset value pursuant to the rules of the SEC.

                1.2. The Company shall pay for Fund shares on the next

Business Day after an order to purchase Fund shares is made in accordance with Section 1.1 hereof.  Payment shall be in federal funds transmitted by wire pursuant to instructions of the Fund's Treasurer or by a credit for any shares redeemed.

                1.3. The Fund agrees to make an indefinite number of Fund

shares available for purchase at the applicable net asset value per share by the Company for the Accounts listed in Schedule 1, on each Business Day;

provided, however, that the Board of Trustees of the Fund (hereinafter the

"Trustees") may refuse to sell shares of any Portfolio to any person, or suspend or terminate the offering of shares of any Portfolio if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole

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discretion of the Trustees, acting in good faith and in light of their fiduciary duties under federal and any applicable state laws, in the best interests of the shareholders of any Portfolio.

                1.4. The Fund agrees that shares of the Fund will be sold

only to Participating Insurance Companies and their separate accounts,

qualified pension and retirement plans or such other persons as are permitted under applicable provisions of the Internal Revenue Code of 1986, as amended

(the "Internal Revenue Code"), and regulations promulgated thereunder

(collectively, "Qualified Investors"), and/or to one or more registered investment companies that restrict the sale of shares of such registered investment companies to Qualified Investors, the sale of which will not impair the tax treatment currently afforded the Contracts.

                1.5. The Fund shall not sell Fund shares to any insurance

company or separate account unless a contractual obligation is in effect with respect to such sales to abide by the conditions of the Mixed and Shared

Funding Exemptive Order that are addressed in Section 3.4 and Article VII of this Agreement.

                1.6. The Fund agrees to redeem for cash, upon the Company's request, any full or fractional shares of the Fund held by the Company,

executing such requests on a daily basis at the net asset value next computed after receipt by the Fund or its designee of the request for redemption.  For purposes of this Section 1.6, the Company shall be the designee of the Fund for receipt of requests for redemption and receipt by such designee shall constitute receipt by the Fund; provided that the Fund receives written (or facsimile) notice of such request for redemption on the next following

Business Day by no later than 10:00 A.M. New York time; however the Company undertakes to use its best efforts to provide such notice to the Fund by no later than 10:00 A.M. New York time.

                1.7. The Fund shall pay for the Fund shares that are redeemed within the time period specified in the Fund's prospectus or statement of additional information, provided, however, that if the Fund does not pay for the Fund shares that are redeemed on the next Business Day after a request to redeem shares is made, then the Fund shall apply any such delay in redemptions uniformly to all holders of shares of that

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Portfolio.  Payment shall be in federal funds transmitted by wire pursuant to the instructions of the Company or by a credit toward any shares purchased on the Business Day on which the redemption payment is made.

                1.8. The Company agrees to purchase and redeem the shares of the Portfolios named in Schedule 2 offered by the then current prospectus and statement of additional information of the Fund in accordance with the provisions of such prospectus and statement of additional information.  The

Fund will use its best efforts to notify the Company in advance of any modification to the provisions of its prospectus and statement of additional information relating to the purchase and redemption of its shares.

                1.9. Issuance and transfer of the Funds' shares will be by book entry only.  Stock certificates will not be issued to the Company or the

Account.  The Fund or its agent will record purchase and redemption orders for Fund shares in an appropriate title for each Account or the appropriate subaccount of each Account upon receipt from the Company of information relating to the appropriate title for each Account .

                1.10. The Fund shall furnish notice as soon as reasonably

practicable to the Company of any income, dividends or capital gain distributions payable on the Portfolio's shares.  The Company hereby elects to receive all such dividends and distributions as are payable on the

Portfolio shares in additional shares of that Portfolio.  The Company reserves the right to revoke this election and thereafter to receive all such dividends and distributions in cash. The Fund shall notify the Company of the number of shares so issued as payment of such dividends and distributions.

                1.11. The Fund shall make the net asset value per share for each Portfolio available to the Company on a daily basis as soon as reasonably practical after the net asset value per share is calculated and shall use its best efforts to make such net asset value per share available by 6:30 p.m. New York time.  In the event the Fund is unable to meet the 6:30

p.m. time stated herein, it shall provide additional time for the Company to place orders for the purchase and redemption of shares.  Such additional time shall be equal to the additional time which the Fund takes to make the closing net asset value available to the Company. If the Fund provides materially incorrect share net asset value information for any Portfolios,

the Fund shall make an

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adjustment to the number of shares purchased or redeemed for the Accounts to reflect the correct net asset value per share. Any material error in the calculation or reporting of net asset value per share, dividend or capital gains information shall be reported promptly upon discovery to the Company.

ARTICLE II. REPRESENTATIONS AND WARRANTIES

                2.1. The Company represents and warrants that the Contracts are or will be registered under the 1933 Act (unless an exemption from registration is available) and, that the Contracts will be issued and sold in compliance in all material respects with all applicable federal and state laws including, but not limited to, state insurance laws relating to suitability requirements.  The Company further represents and warrants that it is an insurance company duly organized and validly existing under applicable state law and that it has registered each  Account as a unit investment trust in accordance with the provisions of the 1940 Act (unless an

Account is exempt from such registration requirements) to serve as a segregated investment account for the Contracts, and that (unless an Account is and continues to be exempt from such registration requirements)  it will maintain such registration for so long as any Contracts are outstanding or until registration is no longer required under federal and state securities laws.  The Company shall amend the registration statements under the 1933 Act for the Contracts and the registration statement under the 1940 Act for the

Account from time to time as required in order to effect the continuous offering of the Contracts or as may otherwise be required by applicable law.

The Company shall register and qualify the Contracts for sale in accordance with the securities laws of the various states only if and to the extent deemed necessary by the Company.

                2.2. Subject to Article VI hereof, the Company represents and warrants that it believes that the Contracts are currently and at the time of issuance will be treated as life insurance or annuity contracts under applicable provisions of the Internal Revenue Code and that it will make every effort to maintain such treatment and that it will notify the Fund and the Adviser immediately upon having a reasonable basis for believing that the

Contracts have ceased to be so treated or that they might not be so treated in the future.

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                2.3. The Fund represents and warrants that Fund shares sold pursuant to this Agreement shall be registered under the 1933 Act and duly authorized for issuance and sold in accordance with applicable state and federal law and that the Fund is and shall remain registered under the 1940

Act for as long as the Fund shares are sold.  The Fund shall amend the registration statement for its shares under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares.  The Fund shall register and qualify the shares for sale in accordance with the laws of the various states only if and to the extent deemed advisable by the Fund.

                2.4. The Fund represents and warrants that it is currently qualified as a Regulated Investment Company under Subchapter M of the

Internal Revenue Code and that it will maintain such qualification (under

Subchapter M or any successor or similar provision) and that it will notify the Company immediately upon having a reasonable basis for believing that it has ceased to so qualify or that it might not so qualify in the future.

                2.5. If the Fund considers the adoption of one or more plans under Rule 12b-1 under the 1940 Act to finance distribution expenses (a

"12b-1 Plan"), the Company agrees to provide the Trustees any information as may be reasonably  be requested  by the Fund or the Adviser for the Trustees to determine whether to adopt a 12b-1 Plan or Plans.  The Fund shall notify the Company prior to commencing to finance distribution expenses pursuant to

Rule 12b-1.

                2.6. The Fund represents and warrants that it is lawfully

organized and validly existing under the laws of the Commonwealth of

Massachusetts and that it does and will comply with applicable provisions of the 1940 Act.

                2.7. The Adviser represents and warrants that it is and will remain duly registered under all applicable federal and state securities laws and that it shall perform its obligations for the Fund in compliance with any applicable state and federal securities laws.

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                2.8. The Fund and Adviser each represent and warrant that all of their respective Directors, Trustees, officers, employees, investment advisers, and the transfer agent of the Fund are and shall continue to be at all times covered by a blanket fidelity bond (which may, at the Fund's election, be in the form of a joint insured bond) or similar coverage for the benefit of the Fund in an amount not less than the coverage required by

Section 17(g) and Rule 17g-1 of the 1940 Act or related provisions as may be promulgated from time to time.  The aforesaid Bond shall include coverage for larceny and embezzlement and shall be issued by a reputable insurance company. The Adviser agrees to make all reasonable efforts to see that this bond or another bond containing these provisions is always in effect, and agrees to notify the Company in the event that such coverage no longer applies.

                2.9. The Company represents and warrants that all of its

directors, officers, employees, agents, investment advisers, and other individuals and entities dealing with the money and/or securities of the Fund are covered by a blanket fidelity bond or similar coverage in an amount not less than the equivalent of U.S. $3 million.  The aforesaid bond shall include coverage for larceny and embezzlement and shall be issued by a reputable insurance company. The Company agrees that any amount received under such bond in connection with claims concerning losses of the Fund's assets that derive from arrangements described in this Agreement will be paid by the Company for the benefit of the Fund.  In the event that claims of more than one entity exceed coverage limits under such bond, amounts received under such bond are to be shared pro rata in accordance with such losses. The

Company agrees to make all reasonable efforts to see that this bond or another bond containing these provisions is always in effect, and agrees to notify the Fund and the Adviser in the event that such coverage no longer applies.

                2.10. The Fund and Adviser represent that the Fund's

investment policies, fees and expenses are and shall at all times remain in compliance with applicable state securities laws, if any, and the Fund and

Adviser represent that their respective operations are and shall at all times remain in material compliance with applicable state securities laws to the extent required to perform this Agreement.  The Fund

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and the Adviser also represent that they will comply with any applicable state insurance law restrictions, as provided in advance and in writing by the Company to the Fund and the Adviser, including the furnishing of information about the Fund not otherwise available to the Company which is required by state insurance law to enable the Company to obtain the authority needed to issue the Contracts in any applicable state.

ARTICLE III. PROSPECTUS AND PROXY STATEMENTS; VOTING

                3.1. At least annually, the Fund or the Adviser shall provide the Company, free of charge, with as many copies of the current prospectuses for the Portfolios as the Company may reasonably request for distribution to existing Contract owners whose Contracts are eligible to be funded by such

Portfolios.  The Fund or the Adviser shall provide the Company, at the

Company's expense, with as many copies of the current prospectuses for the

Portfolios as the Company may reasonably request for distribution to prospective purchasers of Contracts.  If requested by the Company in lieu thereof, the Fund shall provide such documentation (including a "camera ready" copy of the new prospectuses dated on or after May 1, 1999 as set in type or, at the request of the Company, as a diskette in the form sent to the financial printer) and other assistance as is reasonably necessary in order for the parties hereto once each year (or more frequently if the prospectuses for the Portfolios are supplemented or amended) to have the prospectus for the Contracts and the prospectuses for the Portfolios printed together in one document.  With respect to any prospectuses for the Portfolios that are printed in combination with any one or more Contract prospectus (the

"Prospectus Booklet"), the costs of printing Prospectus Booklets for distribution to existing Contract owners whose contracts are eligible to be funded by such Portfolios shall be prorated to the Fund based on the ratio of the number of pages of the prospectuses included for the Portfolios in the

Prospectus Booklets to the number of pages in the Prospectus Booklet as a whole; provided, however, that the Company shall bear all printing expenses of such combined documents where used for distribution to prospective purchasers.

                3.2. The Fund's prospectus shall state that the statement of additional information for the Fund is available from the Fund (or its transfer agent).  The Fund or its designee shall prepare and provide

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such Statement to the Company and to any owner of a Contract or prospective owner who requests such Statement at the Fund's expense.

                3.3. The Fund or the Adviser, at its expense, shall provide the Company with copies of the Fund's communications to shareholders and with copies of the Fund's proxy material and semi-annual and annual reports to shareholders (or may, at the Fund or the Adviser's option, reimburse the

Company for the pro rata cost of printing such materials) in such quantities as the Company shall reasonably require, for distributing to Contract owners at the Company's expense.  Upon reasonable request, the Adviser shall be permitted to review and approve (within 24 hours, or if such time period does not end on a Business Day, by 12:00 noon on the following Business Day) the typeset form of such proxy material, communications and shareholder reports prior to such printing.

                3.4. If and to the extent required by law (or the Mixed and

Shared Funding Exemptive Order) the Company shall:

                      (i)  solicit voting instructions from Contract owners;

                     (ii)  vote the Fund shares in accordance with

                           instructions received from Contract owners or

                           participants; and

                    (iii)  vote Fund shares of a portfolio in an Account for

                           which no instructions have been received in the

                           same proportion as Fund shares of such Portfolio

                           in that Account for which instructions have been

                           received from the Company's Contract owners; so

                           long as and to the extent that the SEC continues

                           to interpret the 1940 Act to require pass-through

                           voting privileges for variable Contract owners.

                           The Company reserves the right to vote Fund shares

                           held in any Account in its own right, to the

                           extent permitted by law.

                3.5. The Fund will comply with all applicable provisions of the 1940 Act requiring voting by shareholders.

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ARTICLE IV. SALES MATERIAL AND INFORMATION

                4.1. The Company shall furnish, or shall cause to be

furnished, to the Fund or its designee, each piece of sales literature or other promotional material in which the Fund or the Adviser is named, at least ten business days prior to its use.  No such material shall be used if the Fund or its designee reasonably objects in writing to such use within seven business days after receipt of such material.

                4.2. The Company shall not give any information or make any representations or statements on behalf of the Fund or the Adviser concerning either of them in connection with the sale of the Contracts other than the information or representations contained in the registration statement or prospectus for the Fund shares, as such registration statement and prospectus may be amended or supplemented from time to time, or in reports or proxy statements for the Fund, or in sales literature or other promotional material approved by the Fund or its designee, except with the permission of the Fund.

The Fund agrees to respond to any request for approval in a prompt and timely basis.  The Company shall adopt and implement procedures reasonably designed to ensure that information promulgated or distributed by the Company or a subsidiary thereof, or their respective employees or agents, concerning the

Fund or the Adviser which is intended only for use only by brokers or agents selling the Contracts (i.e., information that is not intended for distribution to Contract owners or prospective Contract owners) is so used,

by their employees and neither the Fund nor the Adviser shall be liable for any losses, damages, or expenses relating to the improper use of such broker only materials.  The parties hereto agree that this section is not intended to designate or otherwise imply that the Company is an underwriter or distributor of the Fund's shares.

                4.3. The Adviser or Fund shall furnish or cause to be

furnished, to the Company or its designee, each piece of sales literature or other promotional material which the Adviser or Fund prepared or caused to be prepared, in which the Company or its separate account is named, at least ten business days prior to its use.  No such material shall be used if the

Company or its designee reasonably objects in writing to such use within seven business days after receipt of such material.

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                4.4. Neither the Fund nor the Adviser  or any related entity under the control of the Adviser ("Affiliate") and shall  give any information or make any representations on behalf of the Company or concerning the Company, each Account, or the Contracts, other than information or representations contained in (i) the registration statement or prospectus for the Contracts, as such registration statement and prospectus may be amended or supplemented from time to time, (ii) reports for the

Account which are in the public domain or approved by the Company for distribution to Contract owners or participants, or (iii) sales literature or other promotional material approved by the Company or its designee, except with the permission of the Company.  The Company agrees to respond to any request for approval on a prompt and timely basis. The Adviser shall adopt and implement procedures reasonably designed to ensure that information promulgated or distributed by the Fund and/or the Adviser or any Affiliate,

or their respective employees or agents, concerning the Company, any of its affiliates, or the Contracts which is intended only for use only by brokers or agents selling the shares (i.e., information that it not intended for distribution to shareowners or prospective shareowners) is so used by their employees and agents, and neither the Company nor any of its affiliates shall be liable for any losses, damages, or expenses relating to the improper use of such broker only materials.  The parties agree that this section is not intended to designate or otherwise imply that the Adviser is an underwriter or distributor of the Contracts.

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                4.5. The Adviser will provide to the Company at least one

complete copy of all registration statements and supplements thereto,

prospectuses, statements of additional information, reports, proxy statements, and other promotional materials prepared by or at the request of the Fund, the Adviser, or any Affiliate, in which the Company or any Account is named, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to any Portfolio or its shares, within 20 days of the filing of such document with the SEC or other regulatory authorities or as soon as practicable thereafter.

                4.6. The Company will provide to the Fund at least one

complete copy of all registration statements, prospectuses, statements of additional information, reports, solicitations for voting instructions, sales literature and other promotional materials in which the Fund (or any

Portfolio) or the Adviser is named, applications for exemptions, requests for no action letters, and all amendments to any of the above, that relate to the

Fund within 20 days of the filing of such document with the SEC or other regulatory authorities or as soon as practicable thereafter.

                4.7. For purposes of this Article IV, the phrase "sales

literature or other promotional material" includes, but is not limited to,

advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures,

electronic media, or other public media), sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters,

form letters, seminar texts, reprints or excerpts of any other advertisement,

sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, and proxy materials and any other material constituting sales literature or advertising under NASD rules, the 1940 Act or the 1933

Act.

                4.8. The Company agrees and acknowledges that the Adviser is the sole owner of the OppenheimerFunds, Inc. clasped hands mark and that all use of any designation comprised in whole or part of

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such mark under this Agreement shall inure to the benefit of the Adviser or the Fund.  The Company shall not use such mark on its own behalf or on behalf of any Account in connection with marketing the Contracts without prior written consent of the Adviser for that specific use, which consent shall not be unreasonably withheld, delayed or conditioned.  Upon termination of this

Agreement for any reason, the Company shall cease all use of any such mark.

                4.9. Except as required by applicable law or regulation,

neither the Fund nor the Adviser, nor any subsidiary of the Adviser shall use any trademark, trade name, service mark or logo of the Company or any of its affiliates, or any variation of any such trademark, trade name, service mark or logo, without the Company's prior written consent, the granting of which shall be at the Company's sole option.

ARTICLE V. FEES AND EXPENSES

                5.1. The Fund and Adviser shall pay no fee or other

compensation to the Company under this Agreement, and the Company shall pay no fee or other compensation to the Fund or Adviser, except as provided herein or in any other written agreement.

                5.2. All expenses incident to performance by each party of its respective duties under this Agreement shall be paid by that party.  The

Fund shall see to it that all its shares are registered and authorized for issuance in accordance with applicable federal law and, if and to the extent advisable by the Fund, in accordance with applicable state laws prior to their sale.

                5.3. The Company shall bear the expenses of distributing the

Fund's prospectus, proxy materials, communications and reports to Contract owners and of printing and distributing the Fund's prospectus to prospective

Contract owners. The Fund and the Adviser agree to use their reasonable best efforts in scheduling the effective dates of any material changes to the

Fund, (if any) so as not to unnecessarily increase the frequency of such distributions.

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ARTICLE VI. DIVERSIFICATION

                6.1. The Fund will at all times invest money from the

Contracts in such a manner as to ensure that the Contracts will be treated as variable contracts under the Internal Revenue Code and the regulations issued thereunder.  Without limiting the scope of the foregoing, each the Fund and the Adviser represents and warrants that each Portfolio of the Fund will comply with Section 817(h) of the Internal Revenue Code and Treasury

Regulation 1.817-5, relating to the diversification requirements for variable annuity, endowment, or life insurance contracts and any amendments or other modifications to such Section or Regulations (and any revenue rulings,

revenue procedures, notices, and other published announcements of the

Internal Revenue Service interpreting these sections). In the event of a breach of this Article VI, each the Fund and the Adviser  will take all reasonable steps (a) to notify the Company of such breach and (b) to adequately diversify each Portfolio of the Fund so as to achieve compliance within the grace period afforded by Treasury Regulation 1.817-5.

ARTICLE VII. POTENTIAL CONFLICTS

                7.1. The Board of Trustees of the Fund (the "Board") will

monitor the Fund for the existence of any material irreconcilable conflict between the interests of the Contract owners of all separate accounts investing in the Fund.  An irreconcilable material conflict may arise for a variety of reasons, including: (a) an action by any state insurance regulatory authority; (b) a change in applicable federal or state insurance,

tax, or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar action by insurance, tax, or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of any Portfolio are being managed; (e) a difference in voting instructions given by Participating Insurance Companies or by variable annuity contract and variable life insurance Contract owners; or (f) a decision by an insurer to disregard the voting instructions of Contract owners.  The Board shall promptly inform the Company if it determines that an irreconcilable material conflict exists and the implications thereof.

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                7.2. The Company has received a copy of the Mixed and Shared

Funding Exemptive Order, and in particular, has reviewed the conditions to the requested relief set forth therein.  The Company agrees to be bound by the responsibilities of a participating insurance company as set forth in the

Mixed and Shared Funding Exemptive Order, including without limitation the requirement that the Company report any potential or existing conflicts of which it is aware to the Board.  The Company agrees to assist the Board in carrying out its responsibilities in monitoring such conflicts under the

Mixed and Shared Funding Exemptive Order, by providing the Board in a timely manner with all information reasonably necessary for the Board to consider any issues raised.  This includes, but is not limited to, an obligation by the Company to inform the Board whenever it or its affiliates disregard

Contract owner voting instructions  and by confirming in writing, at the

Fund's request, that the Company is unaware of any such potential or existing material irreconcilable conflicts.

                7.3. If it is determined by a majority of the Board, or a

majority of its disinterested Trustees, that a material irreconcilable conflict exists, the Company and the relevant Participating Insurance

Companies shall, at their expense and to the extent reasonably practicable

(as determined by a majority of the disinterested Trustees), take whatever steps are necessary to remedy or eliminate the irreconcilable material conflict, up to and including: (1) withdrawing the assets allocable to some or all of the separate accounts from the Fund or any Portfolio and reinvesting such assets in a different investment medium, including (but not limited to) another Portfolio of the Fund, or submitting the question whether such segregation should be implemented to a vote of all affected Contract owners and, as appropriate, segregating the assets of any appropriate group

(i.e., variable annuity Contract owners or life insurance Contract owners, of one or more Participating Insurance Companies) that votes in favor of such segregation, or offering to the affected Contract owners the option of making such a change; and (2) establishing a new registered management investment company or managed separate account.


                7.4. If the Company's (or its affiliates') disregard of

voting instructions would conflict with the majority of its Contract owners'

voting instructions, and if the Company and/or the Fund and the Adviser

reasonably determine that a material irreconcilable conflict (as set forth in the Mixed and Shared Funding Exemptive Order) may arise as a result, then the

Company may be required, at the Fund's election, to withdraw the Account's investment in the Fund and terminate this Agreement.  Any such withdrawal and termination must take place within six (6) months after the Fund gives written notice that this provision is being implemented (unless the Fund or the Adviser is advised by their respective legal counsel or by the SEC staff that the effective date of such withdrawal and termination is permitted to be extended).  Until such withdrawal and termination is implemented, the Fund shall continue to accept and implement orders by the Company for the purchase and redemption of shares of the Fund. Such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested members of the

Board.

                7.5. If a material irreconcilable conflict arises because a particular state insurance regulator's decision applicable to the Company conflicts with the majority of other state regulators, then the Company will withdraw the Account's investment in the Fund and terminate this Agreement within six (6) months after the Fund informs the Company in writing that it has determined that such decision has created an irreconcilable material conflict (unless the Fund or the Adviser is advised by their respective legal counsel or by the SEC staff that the effective date of such withdrawal and termination is permitted to be extended).  Until such withdrawal and termination is implemented, the Fund shall continue to accept and implement orders by the Company for the purchase and redemption of shares of the Fund,

subject to applicable regulatory limitation. Such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested members of the Board.

                7.6. For purposes of Sections 7.3 through 7.6 of this

Agreement, a majority of the disinterested members of the Board shall determine whether any proposed action adequately remedies any


irreconcilable material conflict, but in no event will the Fund be required to establish a new funding medium for the Contracts.  The Company shall not be required by Section 7.3 to establish a new funding medium for the

Contracts if an offer to do so has been declined by vote of a majority of

Contract owners materially adversely affected by the irreconcilable material conflict.  In the event that the Board determines that any proposed action does not adequately remedy any irreconcilable material conflict, then the

Company will withdraw the Account's investment in the Fund and terminate this

Agreement within six (6) months after the Board informs the Company in writing of the foregoing determination (unless the Fund or the Adviser is advised by their respective legal counsel or by the SEC staff that the effective date of such withdrawal and termination is permitted to be extended) provided, however, that such withdrawal and termination shall be limited to the extent required by any such material irreconcilable conflict as determined by a majority of the disinterested members of the Board.

                7.7. Upon request, the Company shall at least annually submit to the Board such reports, materials or data as the Board may reasonably request so that the Board may fully carry out the duties imposed upon it as delineated in the Mixed and Shared Funding Exemptive Order, and said reports,

materials and data shall be submitted more frequently if deemed appropriate by the Board.

                7.8. If and to the extent that Rule 6e-2 and Rule 6e-3(T) are amended, or Rule 6e-3 is adopted, to provide exemptive relief from any provision of the Act or the rules promulgated thereunder with respect to mixed or shared funding (as defined in the Mixed and Shared Funding Exemptive

Order) on terms and conditions materially different from those contained in the Mixed and Shared Funding Exemptive Order, then (a) the Fund and/or the

Participating Insurance Companies (including the Company), as appropriate,

shall take such reasonable steps as may be necessary to comply with Rules

6e-2 and 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent such rules are applicable; and (b) Sections 3.4, 7.1, 7.2, 7.3, 7.4 and 7.5 of

this Agreement shall continue in effect only to the extent that terms and conditions substantially identical to such Sections are contained in such

Rule(s) as so amended or adopted.


ARTICLE VIII. INDEMNIFICATION

                8.1. INDEMNIFICATION BY THE COMPANY

                      (a). The Company agrees to indemnify and hold harmless

the Fund and the Adviser, each member of their Board of Trustees or Board of

Directors, each of their officers and each person, if any, who controls the

Fund within the meaning of Section 15 of the 1933 Act (collectively, the

"Indemnified Parties" for purposes of this Section 8.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or litigation (including reasonable legal and other expenses), to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Fund's shares or the Contracts and:

                    (i)    arise out of or are based upon any untrue statement

                           or alleged untrue statement of any material fact

                           contained in the registration statement,

                           prospectus or statement of additional information

                           for the Contracts or contained in sales literature

                           or other promotional material for the Contracts

                           (or any amendment or supplement to any of the

                           foregoing), or arise out of or are based upon the

                           omission or the alleged omission to state therein

                           a material fact required to be stated therein or

                           necessary to make the statements therein not

                           misleading in light of the circumstances which

                           they were made; provided that this agreement to

                           indemnify shall not apply as to any Indemnified

                           Party if such statement or omission or such

                           alleged statement or omission was made in reliance

                           upon and in conformity with information furnished

                           to the Company by or on behalf of the Fund or the

                           Adviser for use in the registration statement,

                           prospectus or statement of additional information

                           for the Contracts or sales literature (or any

                           amendment or supplement) or otherwise for use in

                           connection with the sale of the Contracts or Fund

                           shares; or

                    (ii)   arise out of or as a result of statements or

                           representations by or on behalf of the Company

                           (other than statements or representations

                           contained in the Fund registration statement, Fund

                           prospectus or sales literature or other

                           promotional material of the Fund not supplied by

                           the Company or persons under its control) or

                           wrongful conduct of the Company or persons under

                           its control, with respect to the sale or

                           distribution of the Contracts or Fund shares,

                           provided any such statement or


                           representation or such wrongful conduct was

                           not made in reliance upon and in conformity with

                           information furnished to the Company by or on

                           behalf of the Adviser or the Fund; or

                    (iii)  arise out of any untrue statement or alleged

                           untrue statement of a material fact contained in

                           the Fund registration statement, Fund prospectus,

                           statement of additional information or sales

                           literature or other promotional material of the

                           Fund or any amendment thereof or supplement

                           thereto or the omission or alleged omission to

                           state therein a material fact required to be

                           stated therein or necessary to make the statements

                           therein not misleading in light of the

                           circumstances in which they were made, if such

                           statement or omission was made in reliance upon

                           information furnished to the Fund or the Adviser

                           by or on behalf of the Company or persons under

                           its control; or

                    (iv)   arise out of or result from any material breach of

                           any representation and/or warranty made by the

                           Company in this Agreement or arise out of or

                           result from any other material breach of this

                           Agreement by the Company.

except to the extent provided in Sections 8.1(b) and 8.3 hereof. This indemnification shall be in addition to any

liability which the Company may otherwise have.

                      (b). The Company shall not be liable under this

indemnification provision with respect to any losses, claims, damages,

liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such

Indemnified Party's reckless disregard of obligations and duties under this

Agreement.

   8.2. INDEMNIFICATION BY ADVISER AND FUND

                8.2(a)(1).  The Adviser agrees to indemnify and hold harmless the Company and each of its directors and officers and each person, if any,

who controls the Company within the meaning of Section 15 of the 1933 Act

(collectively, the "Indemnified Parties" for purposes of this Section 8.2)

against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Adviser) or litigation

(including reasonable legal and other expenses) to which the Indemnified

Parties may


become subject under any statute, regulation, at common law or otherwise,

insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Fund's shares or the Contracts and:

                    (i)    arise out of or are based upon any untrue

                           statement or alleged untrue statement of any

                           material fact contained in the registration

                           statement, prospectus, statement of additional

                           information or sales literature of the Fund (or

                           any amendment or supplement to any of the

                           foregoing), or arise out of or are based upon the

                           omission or the alleged omission to state therein

                           a material fact required to be stated therein or

                           necessary to make the statements therein not

                           misleading in light of the circumstances in which

                           they were made; provided that this agreement to

                           indemnify shall not apply as to any Indemnified

                           Party if such statement or omission or such

                           alleged statement or omission was made in reliance

                           upon and in conformity with information furnished

                           to the Adviser or the Fund by or on behalf of the

                           Company for use in the Fund registration

                           statement,  prospectus or statement of additional

                           information, or sales literature or other

                           promotional material for the Contracts or of the

                           Fund; or

                     (ii)  arise out of or as a result of statements or

                           representations (other than statements or

                           representations contained in the Contracts or in

                           the Contract registration statement, the Contract

                           prospectus, statement of additional information,

                           or sales literature or other promotional material

                           for the Contracts not supplied by the Adviser or

                           the Fund or persons under the control of the

                           Adviser or the Fund respectively) or wrongful

                           conduct of the Adviser or persons under its

                           control, with respect to the sale or distribution

                           of the Contracts, provided any such statement or

                           representation or such wrongful conduct was not

                           made in reliance upon and in conformity with

                           information furnished to the Adviser or the Fund

                           by or on behalf of the Company; or

                   (iii)   arise out of any untrue statement or allegedly

                           untrue statement of a material fact contained in a

                           registration statement, prospectus, statement of

                           additional information or sales literature

                           covering the Contracts (or any amendment thereof

                           or supplement thereto), or the omission or alleged

                           omission to state therein a material fact required

                           to be stated therein or necessary to make the

                           statement or statements therein not misleading in

                           light of the circumstances in which they were

                           made, if such statement or omission was made in

                           reliance upon information furnished to the Company

                           by or on behalf of the Fund or persons under the

                           control of the Adviser; or


                     (iv)  arise out of or result from any material breach of

                           any representation and/or warranty made by the

                           Adviser or the Fund in this Agreement or arise out

                           of or result from any other material breach of

                           this Agreement by the Adviser or the Fund;

                           (including a failure, whether unintentional or in

                           good faith or otherwise, to comply with the

                           diversification requirements specified in Article

                           VI of this Agreement);

except to the extent provided in Sections 8.2(b) and 8.3 hereof. This indemnification shall be in addition to any

liability which the Adviser may otherwise have.

                8.2(a)(2) The Fund agrees to indemnify and hold harmless the

Indemnified Parties [as defined in Section 8.2(a)(1)] against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Fund) or litigation (including reasonable legal and other expenses) to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the operations of the Fund or the sale or acquisition of the Fund's shares and:

                      (i)  arise out of or are based upon (a) any untrue

                           statement or alleged untrue statement of any

                           material fact or (b) the omission or the alleged

                           omission to state therein a material fact required

                           to be stated therein or necessary to make the

                           statements made therein, in light of the

                           circumstances in which they were made, not

                           misleading, if such fact, statement or omission is

                           contained in the registration statement for the

                           Fund or the Contracts, or in the prospectus or

                           statement of additional information for the

                           Contracts or the Fund, or in any amendment to any

                           of the foregoing, or in sales literature or other

                           promotional material for the Contracts or of the

                           Fund, provided, however, that this agreement to

                           indemnify shall not apply as to any Indemnified

                           Party if such statement, fact or omission or such

                           alleged statement, fact or omission was made in

                           reliance upon and in conformity with information

                           furnished to the Adviser or the Fund by or on

                           behalf of the Indemnified Party; or

                     (ii)  arise out of or as a result of statements or

                           representations (other than statements or

                           representations contained in the Contracts or in

                           the Contract registration statement, the Contract

                           prospectus, statement of additional information,

                           or sales literature or other promotional material

                           for the Contracts not supplied by the Adviser or

                           the Fund or persons under the control of the

                           Adviser or the Fund respectively) or wrongful

                           conduct of the Fund or persons under its control

                           with respect to the sale


                           or distribution of Contracts, provided any such

                           statement or representation or such wrongful

                           conduct was not made in reliance upon and in

                           conformity with information furnished to the

                           Adviser or the Fund by or on behalf of the

                           Company; or

                    (iii)  arise out of or result from any material breach of

                           any representation and/or  warranty made by the

                           Fund in this Agreement or arise out of or result

                           from any other material breach of this Agreement

                           by the Fund (including a failure, whether

                           unintentional or in good faith or otherwise, to

                           comply with the diversification requirements

                           specified in Article VI of this Agreement);

except to the extent provided in Section 8.2(b) and 8.3 hereof.  This indemnification shall be in addition to any

liability which the Fund may otherwise have.

                      (b). The Fund and Adviser shall not be liable under

this indemnification provision with respect to any losses, claims, damages,

liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith,

or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement.

                8.3 INDEMNIFICATION PROCEDURE

                Any person obligated to provide indemnification under this

Article VIII ("indemnifying party" for the purpose of this Section 8.3) shall not be liable under the indemnification provisions of this Article VIII with respect to any claim made against a party entitled to indemnification under this Article VIII ("indemnified party" for the purpose of this Section 8.3)

unless such indemnified party shall have notified the indemnifying party in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such indemnified party (or after such party shall have received notice of such service on any designated agent), but failure to notify the indemnifying party of any such claim shall not relieve the indemnifying party from any liability which it may have to the indemnified party against whom such action is brought under the indemnification provisions of this Article

VIII, except to the extent that the failure to notify results in the failure of actual notice to the indemnifying


party and such indemnifying party is damaged solely as a result of failure to give such notice.  In case any such action is brought against the indemnified party, the indemnifying party will be entitled to participate, at its own expense, in the defense thereof.  The indemnifying party also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action.  After notice from the indemnifying party to the indemnified party of the indemnifying party's election to assume the defense thereof, the indemnified party shall bear the fees and expenses of any additional counsel retained by it, and the indemnifying party will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation, unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them.  The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff,

the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.

                A successor by law of the parties to this Agreement shall be entitled to the benefits of the indemnification contained in this Article

VIII.  The indemnification provisions contained in this Article VIII shall survive any termination of this Agreement.

ARTICLE IX. APPLICABLE LAW

                9.1. This Agreement shall be construed and the provisions

hereof interpreted under and in accordance with the laws of the State of

NewYork.

                9.2. This Agreement shall be subject to the provisions of the

1933, 1934 and 1940 Acts, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules


and regulations as the SEC may grant (including, but not limited to, the

Mixed and Shared Funding Exemptive Order) and the terms hereof shall be interpreted and construed in accordance therewith.

ARTICLE X. TERMINATION

                10.1 This Agreement shall terminate:

                      (a) at the option of any party upon six months' advance

written notice to the other parties unless otherwise agreed in a separate written agreement among the parties; or

                      (b) at the option of the Company to the extent that

shares of Portfolios are not reasonably available to meet the requirements of the Contracts as determined by the Company reasonably and in good faith; or

                      (c) at the option of the Fund or the Adviser upon

institution of formal proceedings against the Company by the NASD, the SEC,

the insurance commission of any state or any other regulatory body regarding the Company's duties under this Agreement or related to the sale of the

Contracts, the administration of the Contracts, the operation of any Account,

or the purchase of  Fund shares, which would, in the judgment of counsel,

after a reasonable opportunity for consultation with Company counsel, have a material adverse effect on the Company's ability to perform its obligations under this Agreement; or

                      (d) at the option of the Company upon institution of

formal proceedings against the Fund or the Adviser by the NASD, the SEC, or any state securities or insurance department or any other regulatory body,

which would, in the judgment of counsel, after a reasonable opportunity for consultation with the Adviser's or the Fund's counsel,  have a material adverse effect on the Adviser's or the Fund's ability to perform its obligations under this Agreement; or

                      (e) at the option of the Company or the Fund upon

receipt of any necessary regulatory approvals or the vote of the Contract owners having an interest in the Account (or any subaccount) to substitute the shares of another investment company for the corresponding Portfolio shares of the Fund in accordance with the terms of the Contracts for which those Portfolio shares had been selected to serve as the


underlying investment media.  The Company will give at least 45 days prior written notice to the Fund of the date of any proposed vote or other action taken to replace the Fund's shares; or

                      (f) at the option of the Company or the Fund upon a

determination by a majority of the Board, or a majority of the disinterested

Board members, that an irreconcilable material conflict exists among the interests of (i) all Contract owners of variable insurance products of all separate accounts or (ii) the interests of the Participating Insurance

Companies investing in the Fund as delineated in Article VII of this

Agreement.  The Fund or the Adviser will notify the Company no later than the first date on which the Board is notified of such irreconcilable material conflict; or

                      (g) at the option of the Company if the Fund ceases to

qualify as a Regulated Investment Company under Subchapter M of the Internal

Revenue Code, or under any successor or similar provision, or if the Company reasonably believes that the Fund may fail to so qualify; or

                      (h) at the option of the Company if the Fund fails to

meet the diversification requirements specified in Article VI hereof or if the Company reasonably believes that the Fund will fail to meet such requirements; or

                      (i) at the option of any party to this Agreement, upon

another party's failure to cure a material breach of any provision of this

Agreement within thirty days after written notice thereof; or

                      (j) at the option of the Company, if the Company

determines in its sole judgment exercised in good faith, that either the Fund or the Adviser has suffered a material adverse change in its business,

operations or financial condition since the date of this Agreement or is the subject of material adverse publicity which is likely to have a material adverse impact upon the business and operations of the Company; or

                      (k) at the option of the Fund or the Adviser, if the

Fund or Adviser respectively, shall determine in its sole judgment exercised in good faith, that the Company has suffered a material adverse change in its business, operations or financial condition since the date of this Agreement or is


the subject of material adverse publicity which is likely to have a material adverse impact upon the business and operations of the Fund or the

Adviser;

                      (l) subject to the Fund's compliance with Article VI

hereof, at the option of the Fund in the event any of the Contracts are not issued or sold in accordance with applicable requirements of federal and/or state law;

                      (m) upon assignment of this Agreement, unless made with

the written consent of the parties hereto.

                10.2 NOTICE REQUIREMENT.

                      (a) In the event that any termination of this Agreement

is based upon the provisions of Article VII, such prior written notice shall be given in advance of the effective date of termination as required by such provisions.

                      (b) In the event that any termination of this Agreement

is based upon the provisions of Sections 10.1(b) - (d) or 10.1(g) - (i),

prompt written notice of the election to terminate this Agreement for cause shall be furnished by the party terminating the Agreement to the non-terminating parties, with said termination to be effective upon receipt of such notice by the non-terminating parties.

                      (c) In the event that any termination of this Agreement

is based upon the provisions of Sections 10.1(j) or 10.1(k), prior written notice of the election to terminate this Agreement for cause shall be furnished by the party terminating this Agreement to the non-terminating parties.  Such prior written notice shall be given by the party terminating this Agreement to the non-terminating parties at least 30 days before the effective date of termination.

                10.3 It is understood and agreed that the right to terminate this Agreement pursuant to Section 10.1(a) may be exercised for any reason or for no reason.

                10.4. EFFECT OF TERMINATION.


                      (a) Notwithstanding any termination of this Agreement

pursuant to Section 10.1 of this Agreement and subject to Section 1.3 of this

Agreement, the Company may require the Fund to continue to make available additional shares of the Fund pursuant to the terms and conditions of this

Agreement as provided in paragraph (b) below, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as "Existing Contracts").  Specifically, without limitation, the owners of the Existing Contracts shall be permitted to reallocate investments in the

Fund, redeem investments in the Fund and/or invest in the Fund upon the making of additional purchase payments under the Existing Contracts.  The parties agree that this Section 10.4 shall not apply to any terminations under Article VII and the effect of such Article VII terminations shall be governed by Article VII of this Agreement.

                      (b) If shares of the Fund continue to be made available

after termination of this Agreement pursuant to this Section 10.4, the provisions of this Agreement shall remain in effect except for Section

10.1(a) and thereafter the Fund, the Adviser, or the Company may terminate the Agreement, as so continued pursuant to this Section 10.4, upon written notice to the other party, such notice to be for a period that is reasonable under the circumstances but need not be for more than 90 days.

                10.5 Except as necessary to implement Contract owner

initiated or approved transactions, or as required by state insurance laws or regulations, the Company shall not redeem Fund shares attributable to the

Contracts (as opposed to Fund shares attributable to the Company's assets held in the Account), and the Company shall not prevent Contract owners from allocating payments to a Portfolio that was otherwise available under the

Contracts, until 45 days after the Company shall have notified the Fund or the Adviser of its intention to do so.

ARTICLE XI. NOTICES

                Any notice shall be deemed duly given only if sent by hand,

evidenced by written receipt or by certified mail, return receipt requested,

to the other party at the address of such party set forth below or at


such other address as such party may from time to time specify in writing to the other party.  All notices shall be deemed given on the date received or rejected by the addressee.

                If to the Fund:

                      Oppenheimer Variable Account Funds

                      6801 Tucson Way

                      Englewood, CO 80112

                      Attn: Brian Wixted

                      Treasurer

                If to the Adviser:

                      OppenheimerFunds, Inc.

                      2 World Trade Center

                      New York, NY 10048-0669

                      Attn: Andrew J. Donohue, Esq.

                      Executive Vice President and General Counsel

                If to the Company:

                      The Lincoln National Life Insurance Company

                      1300 S. Clinton Street

                      Fort Wayne, IN 46802

                      Attn.:  Steven M. Kluever

                With a copy to:

                      Jeremy Sachs, Esq.

                      Senior Counsel

                      The Lincoln National Life Insurance Company

                      350 Church Street, MLW 1

                      Hartford, CT 06103

ARTICLE XII. MISCELLANEOUS

                12.1. The Company and the Adviser each understand and agree that the obligations of the Fund under this Agreement are not binding upon any shareholder or Trustee of the Fund personally, but bind only the Fund and the Fund's property; the Company and the Adviser each represent that it has notice of


the provisions of the Declaration of Trust of the Fund disclaiming shareholder and Trustee  liability for acts or obligations of the Fund.

                12.2. Subject to the requirements of legal process and

regulatory authority, each party hereto shall treat as confidential and all information reasonably identified as confidential in writing by any other party hereto (including without limitation the names and addresses of the owners of the Contracts) and, except as contemplated by this Agreement, shall not disclose, disseminate or utilize such confidential information until such time as it may come into the public domain without the express written consent of the affected party .

                12.3. The captions in this Agreement are included for

convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

                12.4. This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

                12.5. If any provision of this Agreement shall be held or

made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

                12.6. This Agreement shall not be assigned by any party

hereto without the prior written consent of all the parties.

                12.7. Each party hereto shall cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, the NASD and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

                12.8. Each party represents that the execution and delivery of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by all necessary corporate or trust action,

as applicable, by such party and when so executed and delivered this

Agreement will be the valid and binding obligation of such party enforceable in accordance with its terms.


               12.9. Except as may otherwise be required under Article VII,

the rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.

             12.10. It is understood by the parties that this Agreement is not an exclusive arrangement in any respect.

             12.11. The foregoing constitutes the entire Agreement between the parties hereto, and shall not be modified, amended or assigned except by an Agreement in writing signed by an authorized representative of each such party.

         IN WITNESS WHEREOF, each of the parties hereto has caused this

Agreement to be executed in its name and on its behalf by its duly authorized representative and its seal to be hereunder affixed as of the date specified below.

                                    THE LINCOLN NATIONAL LIFE INSURANCE COMPANY

                                    By its authorized officer,

                                    By: /s/ Kelly D. CLevenger

                                    Title: Vice President

                                    Date: September 27, 1999

                                    OPPENHEIMER VARIABLE ACCOUNT FUNDS

                                    By its authorized officer,

                                    By: /s/ Andrew J. Donohue

                                    Title: Vice President and Secretary

                                    Date: September 23, 1999

                                    OPPENHEIMERFUNDS, INC.

                                    By its authorized officer,


                                    By: /s/ Andrew J. Donohue

                                    Title:    Executive Vice President

                                    Date: September 23, 1999


                                   SCHEDULE 1

LLANY Separate Account S for Flexible Premium Variable Life Insurance


                                   SCHEDULE 2

Portfolios of Oppenheimer Variable Account Funds:

Oppenheimer Main Street Growth & Income Fund/VA


                                   SCHEDULE 3

Lincoln Corporate Variable Universal Life ("CVUL and" "CVUL Series III")


                               AMENDMENT NO. 1 TO

                            PARTICIPATION AGREEMENT

                                 BY AND AMONG

                      OPPENHEIMER VARIABLE ACCOUNT FUNDS,

                 THE LINCOLN NATIONAL LIFE INSURANCE COMPANY,

                                     AND

                            OPPENHEIMERFUNDS, INC.

       This Amendment No. 1 to the Participation Agreement ("Agreement") by

and among Oppenheimer Variable Account Funds (the "Fund"), The Lincoln

National Life Insurance Company (the "Company"), and OppenheimerFunds, Inc.

(the "Adviser" is effective as of December 1, 2008.

       WHEREAS, the parties wish to amend the Participation Agreement to add additional Separate Accounts and additional portfolios;

       For good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree to amend the Agreement as follows:

1. Schedules 1, 2 and 3 are hereby amended and replaced by the attached

   Schedules 1, 2 and 3.

2. All other terms of the Agreement shall remain in full force and effect.

       Each of the parties has caused this Amendment to be executed in its name and on behalf of its duly

authorized officer on the date specified below.

                                   THE LINCOLN NATIONAL LIFE INSURANCE COMPANY

                                   By:  /s/ Kelly D. Clevenger

                                   Name: Kelly D. Clevenger

                                   Title:   Vice President

                                   Date: 12/29/08

                                   OPPENHEIMER VARIABLE ACCOUNT FUNDS

                                   By:  /s/ Brian W. Wixted

                                   Name:  Brian W. Wixted

                                   Title:  Treasurer

                                   Date: 12/5/08

                                   OPPENHEIMERFUNDS, INC.

                                   By:  /s/ Christina J. Laftus

                                   Name:  Christina J. Laftus

                                   Title: Vice President


                                   Date: 12/12/08


                                   SCHEDULE 1

Lincoln Life Flexible Premium Variable Life Account S

Lincoln Life Flexible Premium Variable Life Account Z

Lincoln Life Variable Annuity Account N

Lincoln Life Variable Annuity Account JL-A


                                  SCHEDULE 2

PORTFOLIOS OF OPPENHEIMER VARIABLE ACCOUNT FUNDS:

Oppenheimer Main Street Fund/VA

Oppenheimer Midcap Fund/VA

Oppenheimer Capital Appreciation Fund/VA

Oppenheimer Core Bond Fund/VA

Oppenheimer Global Securities Fund/VA

Oppenheimer Strategic Bond Fund/VA


                                  SCHEDULE 3

Lincoln Corporate Variable Universal Life ("CVUL")

Lincoln Corporate Variable Private Solution

Lincoln ChoicePlus Assurance (A Class)

Lincoln ChoicePlus Assurance (B Class)

Alpha/Alpha Flex Variable Annuities


                               AMENDMENT NO. 2 TO

                             PARTICIPATION AGREEMENT

                                  BY AND AMONG

                       OPPENHEIMER VARIABLE ACCOUNT FUNDS,

                  THE LINCOLN NATIONAL LIFE INSURANCE COMPANY,

                                       AND

                             OPPENHEIMERFUNDS, INC.

     This Amendment No. 2 to the Participation Agreement ("Agreement") by and

among Oppenheimer Variable Account Funds (the "Fund"), The Lincoln National Life

Insurance Company (the "Company"), and OppenheimerFunds, Inc. (the "Adviser") is

effective as of May 1, 2014.

     WHEREAS, the parties wish to amend the Participation Agreement to add additional portfolios and products;

     For good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree to amend the Agreement as follows:

  1. Schedules 2 and 3 are hereby amended and replaced by the attached

Schedules 2 and 3.

  2. All other terms of the Agreement shall remain in full force and effect.

     Each of the parties has caused this Amendment to be executed in its name and on behalf of its duly authorized officer on the date specified below.

                             THE LINCOLN NATIONAL LIFE INSURANCE COMPANY

                             By: /s/ Daniel R. Hayes

                                 ---------------------------

                             Name: Daniel R. Hayes

                             Title: Vice President

                             Date: 4/30/14

                             OPPENHEIMER VARIABLE ACCOUNT FUNDS

                             By: /s/ Brian W. Wixted

                                 ---------------------------

                             Name: Brian Wixted

                             Title: Treasurer

                             Date: 5/15/14

                             OPPENHEIMERFUNDS, INC.

                             By: /s/ Lamar Kunes

                                 ---------------------------

                             Name: Lamar Kunes

                             Title: SVP, Distribution Ops

                             Date: 6/9/14


                                   SCHEDULE 2

     The Fund agrees to make available all the Portfolios of Oppenheimer

Variable Account Funds, Portfolios include both service class and non-service class shares. The Portfolios will be available for any Contract or Separate

Account sponsored by The Lincoln National Life Insurance Company.


                                   SCHEDULE 3

Lincoln Corporate Variable Universal Life ("CVUL")

Lincoln Corporate Variable Private Solution

Lincoln ChoicePlus Assurance (A Class)

Lincoln ChoicePlus Assurance (B Class)

Alpha/Alpha Flex Variable Annuities

Lincoln Investor Advantage(SM)

Lincoln Investor Advantage(SM) Fee-Based

Lincoln Investor Advantage(SM) RIA